Exhibit 23.5

PETER CHEN LAW OFFICE (in Association with Jincheng Tongda & Neal) 陳坤律師行 (與北京金誠同達律師事務所聯營)	Unit 2413A, 24/F, Tower One, Lippo Centre 89 Queensway, Admiralty, Hong Kong 香港金鐘金鐘道89號力寶中心一座24樓2413A室 Tel: (852) 3841 7709 Fax: (852) 3468 1930 E-mail: fax@pchklawyer.com

Date: November 10, 2022

Ambow Education Holding Ltd.

(安博教育科技集团)

12th Floor, Tower 1, Financial Street,

Chang’an Center,

Shijingshan District, Beijing 100043, China

Dear Sirs,

Ambow Education Holding Ltd. (the “Company”)

We refer to the Registration Statement dated November 10, 2022, and issued by the Company (the “Registration Statement”). Unless otherwise stated, terms used in this letter shall have the same meaning as terms defined in the Registration Statement.

We hereby give, and confirm that we have not withdrawn, our consent to the issue of the Registration Statement with the inclusion of our legal opinions and the references to our name in the Registration Statement in the form and context in which they respectively appear.

Yours faithfully,

/s/ Peter Chen Law Office

Peter Chen Law Office

Principal：Peter K. Chen LL.B.(Hons)

In association with Jimmie K.S. Wong & Partners